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Exhibit 5.2

LEGAL OPINION OF THE GUARANTOR'S GREEK COUNSEL

Coca-Cola Hellenic Bottling Company S.A.
9 Fragoklissias Street
151 25 Maroussi, Athens,
Greece

        18.12.2003

Dear Sirs,

        We have acted as Greek counsel of Coca-Cola Hellenic Bottling Company S.A., a corporation incorporated under the laws of Greece (the "Guarantor"), in connection with the registration (the "Registration") under the United States Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Act") of $500,000,000 5.125% Notes due 2013 (the "2013 Exchange Notes"), and $400,000,000 5.500% Notes due 2015 (the "2015 Exchange Notes") (collectively, the "Securities"), issued by Coca-Cola HBC Finance B.V., a corporation incorporated under the laws of the Netherlands (the "Issuer"), and the guarantee in respect thereof by the Guarantor (the "Guarantee"). We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

        We have been asked by the Guarantor to deliver our opinion in respect of the Issue for the purposes of the Registration Statement on Form F-4 filed on 13.11.2003, as amended on 18.12.2003 by the Issuer and the Guarantor with the Commission under the Act (the "Registration Statement").

        In connection therewith, we have examined and relied upon the following documents:

  a)
  Each of the opinions of Sullivan & Cromwell dated 13.11.2003 and De Brauw Blackstone Westbroek N.V., dated 18.12.2003;

  b)
  a copy of the Indenture, dated as of September 17, 2003 (the "Indenture"), among the Issuer, the Guarantor and The Bank of New York, as Trustee (the "Trustee");

  c)
  a copy of the form of the Guarantee filed as an exhibit to the Registration Statement (through incorporation by Reference to the Indenture) to be granted by the Guarantor in conjunction with the issue of each of the Securities;

  d)
  a copy of the form of Securities filed as an exhibit to the Registration Statement (through incorporation by Reference to the Indenture);

  e)
  A copy of the Registration Statement;

  f)
  The registration rights agreement (the "Registration Rights Agreement") dated September 17, 2003;

  g)
  A copy of the Articles of Association of the Guarantor, as currently in force; and

  h)
  The Guarantor's Board of Directors resolution dated November 10, 2003.

    (together referred to as the "Documents")

        We have also reviewed such matters of law and examined the original, certified, conformed or photostatic copies of such other documents, records, agreements and certificates, as we have considered relevant thereto. We assume that certified, conformed or photostatic copies are true copies of the original documents.

        Our opinion is confined to and is given solely on the basis of Greek law applicable as of today and we express no opinion on the laws of England, the Netherlands, the United States or any other jurisdiction, as they may affect any matters contemplated by the Documents.

ASSUMPTIONS

        For the purpose of this opinion, we have made the following assumptions:

  1.
  All copy documents conform to the originals and all originals are genuine and complete;

  2.
  The genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

  3.
  That where a document has been examined by us in draft or specimen form it will or has been executed substantially in the form of that draft or specimen;

  4.
  That each of the Documents will be duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws, other than the due authorisation, execution and delivery of the Documents by the Guarantor under Greek law on which we opine below;

  5.
  That each of the statements contained in the opinions of Sullivan & Cromwell and De Brauw Blackstone Westbroek N.V, referred to above is true and correct insofar as they relate to matters of New York State and US federal laws and Dutch law, respectively, as at the date hereof;

  6.
  That each of the Securities and the Guarantee, when duly executed and delivered will constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms under all applicable laws, other than Greek law on which we opine below;

        Based on the foregoing, and subject to the reservations mentioned below, we are of the following opinion:

  (i)
  The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of the Hellenic Republic.

  (ii)
  The Guarantor has at the date hereof the necessary corporate power to enter into the Documents and perform its obligations thereunder.

  (iii)
  The Guarantor has duly authorised, executed and delivered each of the Documents.

  (iv)
  We hereby confirm to you that our opinion is as set forth under the caption "Taxation—Greek Taxation" with respect to Greek taxation included in the Registration Statement, subject to the limitations set forth therein.

  (v)
  On the assumption and to the extent that:

  (a)
  the obligations of the Guarantor under the Guarantee constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with the law of the State of New York and any applicable US federal laws,

  (b)
  the Registration Statement has become effective under the Act,

  (c)
  the Securities and the Guarantee have been duly authenticated in accordance with the Indenture, and

  (d)
  the Securities and the Guarantee have been delivered upon consumnation of the exchange offer in exchange for a like principal amount of the Issuer's issued and outstanding 5.125% Notes due 2013, in the case of the 2013 Exchange Notes and for a like principal amount of the Issuer's outstanding 5.500% Notes due 2015, in the case of the 2015 Exchange Notes, as contemplated by the Registration Rights Agreement the Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity.

  (vi)
  Judgements of United States courts will not be directly enforceable in Greece and a separate Greek judgement must be obtained. Greek courts could (but there is no certainty that they would) give an enforceable Greek judgement on the basis of a judgement rendered by a court of the United States, provided, inter alia, that such court of the United States has jurisdiction and that its judgement has gained legal force and is not contrary to public policy in Greece.

        The reservations to which this opinion is subject are the following:

  (1)
  This opinion is confined to matters of the laws of the Hellenic Republic and no opinion is expressed as to the laws of any other jurisdiction;

  (2)
  We assume the validity of the Documents under the laws of the State of New York and the federal law of the United States;

  (3)
  Service of court process by registered mail in Greece would not be recognised by a court of the Hellenic Republic, except in the exceptional case mentioned in Article 122 of paragraph 4 of the Greek Code of Civil Procedure, subject to the fulfilment of the formalities of Royal Decree 338/1970;

  (4)
  Certain categories of claims listed in Articles 975 and 976 of the Greek Code of Civil Procedure have priority over all other claims, in case of forced execution, liquidation and/or bankruptcy; and

  (5)
  Greek courts, if called upon to hear a case on the Documents, will not treat as conclusive those certificates and determinations which the Transaction Documents state are to be so treated. In such a case the court will allow the production of counter evidence.

        This opinion is addressed to you in connection with and for the sole purpose of the Registration and may be filed with the Commission for the purpose thereof and on the date hereof. We consent to the references to our name and opinion under the caption "Risk Factors", "Taxation—Greek Taxation", "Validity of the New Notes and the Guarantee" and "Enforcement of Civil Liabilities" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the Act.

Yours faithfully,

KYRIAKIDES—GEORGOPOULOS

By:	/s/ KONSTANTINOS GR. VOUTERAKOS Konstantinos Gr. Vouterakos

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  Exhibit 5.2